Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION PROVIDES PRELIMINARY UNAUDITED FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2012

Reiterates 2012 Guidance

Initiates 2012 and 2013 Combined Company Guidance

LINCOLNSHIRE, ILLINOIS, April 17, 2012 – ACCO Brands Corporation (NYSE:ABD), a world leader in branded office products, today provided preliminary unaudited sales and operating income results for the first quarter ended March 31, 2012. The results are being provided to facilitate the company’s financing efforts related to the proposed spin-off of MeadWestvaco Corporation’s (NYSE:MWV) Consumer & Office Products business and merger into a wholly-owned subsidiary of ACCO Brands.

($MM) unaudited	For the three months ended March 31,
	2012	2012		2011
	Reported	Adjusted		Reported
Sales	$288.9			$298.4

Operating Income	$4.0	$11.9	(1)	$13.3

Adjusted supplemental EBITDA		$22.7	(2)	$24.1

The company said that sales were up in all major geographies except Europe and Canada. As expected, sales were lower in Europe, by more than $13 million, and also as expected, operating income in the company’s European business, excluding charges, substantially improved compared to the prior year. Total company operating income, excluding transaction-related costs and restructuring, declined approximately $1 million due to lower sales in Europe and Canada; adverse product mix within the Computer Products business; and lower gross profit margins due to foreign exchange impacts on selling prices in Canada and Australia. The quarter benefited from a $1.7 million change in the timing of expense recognition, which reverses later this year. This was offset by $1.8 million of higher incentive compensation costs.

Business Outlook

The company reiterated its guidance for the full year for the current standalone ACCO Brands business. For the first quarter, a seasonally small earnings quarter, the company expects adjusted earnings per share, excluding restructuring and transaction-related costs, to be a loss of approximately $(0.05). For the full year, the company is planning for sales to be flat, with modest growth at constant currency offset by negative impacts of foreign currency translation. Based on continued productivity improvements, the company expects to grow adjusted earnings per share by approximately 30%, excluding business restructuring and refinancing costs. Targeted free cash flow, after interest, taxes, and capital expenditures, and excluding transaction-related cash expenses, is expected to be approximately $50-60 million.

In addition, the company issued indicative preliminary guidance* for the combined business that assumes the Mead Consumer & Office Products business was owned for all of 2012. Combined sales are expected to be flat in 2012, compared to $2.1 billion in the comparable prior-year period, with modest growth at constant currency offset by negative impacts of foreign currency translation. The company expects 2012 adjusted combined earnings per share of approximately $1.06 compared to $1.00 in the comparable prior-year period. The 2012 estimate assumes 2 cents of dilution due to higher share count, a 4 cent impact from adverse currency and excludes cost synergies. The benefits from the refinancing are included in both years. For 2013 the company expects adjusted combined earnings per share to be around $1.25 per share, including cost synergies.

*	Indicative preliminary guidance incorporates assumptions related to certain accounting items for the combined business. Certain assumptions are subject to change upon completion of the transaction. Adjusted combined earnings per share excludes restructuring and refinancing costs, transaction-related expenses, inventory step-up and similar one-time accounting charges; and assumes diluted shares of approximately 114 million, 116 million and 117 million in 2011, 2012 and 2013, respectively, and a normalized effective tax rate of 30% in 2011 and 2012 and approximately 32% in 2013.

ACCO Brands Corporation will report results for the first quarter of 2012 in a press release to be issued Thursday, May 10, 2012. The company will host a conference call at 8:30 a.m. ET on May 10, 2012 to discuss the results. A webcast of the call can be accessed through the Investor Relations section of www.accobrands.com.

(1)	Reconciliation of adjusted operating income:

	Q1 2012	Q1 2011
Operating income	$4.0
Add:
Restructuring charges(a)	6.1
Transaction-related expenses	1.8

Adjusted Operating income	$11.9

(2)	Reconciliation of adjusted supplemental EBITDA:

Operating income	$4.0	$13.3
Add:
Depreciation expense	6.1	7.1
Amortization expense	1.5	1.7
Stock-based compensation	1.7	0.8
Joint venture income	1.5	1.2
Restructuring charges(a)	6.1	—
Transaction-related expenses	1.8	—

Adjusted supplemental EBITDA	$22.7	$24.1

(a)	ACCO Brands stand-alone charges related to severance and related expenses for the streamlining of its sales and operations functions in the U.S. and Europe in the first quarter of 2012.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This release contains certain statements that may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the Company assumes no obligation to update them. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the Company’s securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our continued ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, under Item 1A, “Risk Factors,” and in the company’s other SEC filings.

Forward-Looking Statements Relating to the Merger

Forward-looking statements relating to the proposed merger involving ACCO Brands and the Consumer & Office Products business of MeadWestvaco Corporation include, but are not limited to: statements about the benefits of the proposed merger, including future financial and operating results; ACCO Brands’ plans, objectives, expectations and intentions; the expected timing of completion of the merger; and other statements relating to the merger that are not historical facts. With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the merger; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected and the impact of additional indebtedness. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the proxy statement/prospectus included in the registration statement on Form S-4 that ACCO Brands filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 in connection with the proposed merger.

Additional Information

In connection with the proposed merger, the registration statement has been declared effective by the SEC. This registration statement includes a proxy statement/prospectus of ACCO Brands that has been mailed to the shareholders of ACCO Brands. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents, because they contain important information about ACCO Brands and the proposed merger. The proxy statement/prospectus and other documents relating to the proposed merger can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents can also be obtained free of charge from ACCO Brands upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of ACCO Brands. However, ACCO Brands and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC. Information about the directors and executive officers of ACCO Brands may be found in its 2011 Annual Report on Form 10-K, as amended, filed with the SEC on February 23, 2012, and its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders filed with the SEC on March 30, 2012.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020